EXHIBIT 10.1



     EMPLOYMENT AGREEMENT, (the "Agreement") effective as of the 26th day of April, 1996 between Mayfair Homes Corporation, a Delaware corporation with offices at 3633 Wheeler Road, Suite 140, Augusta, Georgia 30909 (the "Company"), and E. Samuel Evans ("Employee"). The Company and Employee are hereinafter referred to collectively as the "Parties and sometimes individually as a "Party."

     WHEREAS, prior to the date hereof, employee has been an employee of the Company; and

     WHEREAS, the Company desires to induce Employee to continue in the employ of the Company for the period provided in this Agreement, and Employee is willing to accept such employment with the company on a full-time basis, all in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1. Employment. The Company hereby employs Employee, and Employee hereby accepts such employment with the Company, for the period set forth in
          Section 3 of this Agreement, all upon the terms and conditions hereinafter set forth.

     2. Effective Date. This Agreement shall be effective as of the 26th day of April, 1996.

     3. Term of Employment. Unless sooner terminated pursuant to Section 6 of this Agreement, the term of Employee's employment hereunder shall be for a period of two years from the Effective Date. At the end of such initial two-year term, this Agreement shall be extended for subsequent additional one year terms on each anniversary of the Effective Date unless either Party notifies the other not less than 90 days prior to the end of the term then in effect that it will not renew this Agreement at the end of the then current term.

     4. Duties. Employee shall perform and discharge such services and duties as shall be specified (a) in the Company's by-laws from time to time in effect for the office or offices now or hereafter held by Employee or (b) assigned to Employee by the Company's Board of Directors. Employee further agrees during the term of this Agreement to devote Employee's full business time and energies to the performance of Employee's duties hereunder and to use Employee's best efforts to promote the interests of the Company and its affiliates. Employee shall report to the Board of Directors of the company.

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     5. Compensation. As full compensation for Employee's services hereunder:

     (a) Salary. The Company will pay Employee a base salary of $96,000 per year ("Base Salary"), payable in accordance with the Company's standard payroll procedure, subject to increase (but not decrease) from time to time by the Board of Directors in their discretion.

     (b) Bonus. Employee may be entitled to receive an annual performance bonus in such amount and based upon such performance criteria as shall be determined by the Board of Directors.

     (c) Benefits. Employee shall be entitled to participate, to the extent of employees of the Company of similar status, in any pension, retirement or profit-sharing plan, 401(k) plan, bonus, incentive, group insurance, medical or other benefits made available by the Company to its employees generally, in accordance with the provisions of any such plans as the same may be in effect on or after the date hereof.

     (d) Reimbursement. Employee shall be entitled to reimbursement for all items of expense reasonably and necessarily incurred by him on behalf of the Company and which are directly related to the Company's business. Reimbursement for such expenses will be made pursuant to, and will be limited by, the Company's policy of reimbursing employee's business expenses generally.

     (e) Automobile. Employee shall be entitled to reimbursement for up to $1500.00 monthly expenses associated with maintaining an automobile which may be used by Employee.

     (f) Other Benefits. Employee shall be entitled to such vacation time, perquisites and other fringe benefits as made available to the Company's other senior executives from time to time.

     The Company shall be entitled to deduct and/or withhold from all payments hereunder applicable state and federal income taxes, unemployment taxes, FICA contributions and any other lawful and required deductions.

     6. Termination.

     (a) This Agreement shall terminate as provided in Section 3 hereof and may be earlier terminated by the Company immediately in the event of:

          i. the willful failure by Employee to perform the duties set forth in this Agreement (provided, that written notice of such failure shall have been given to Employee prior to termination and that such failure shall not have been remedied within a reasonable time after such notice shall have been given), including but not limited to, the breach of Sections 7 and 8 hereof;

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          ii.  the willful failure by Employee to observe or perform any reasonable rule or order of the Company's Board of Directors which is consistent with such duties;

          iii. the conviction of Employee for a felony or a misdemeanor involving moral turpitude;

          iv. gross negligence or willful misconduct of Employee in connection with Employee's duties hereunder;

          v. the death or permanent disability (being defined for the purposes hereof as Employee's inability to perform Employee's duties hereunder for a period of 150 days whether or not consecutive, occurring within any period of 12 consecutive months) of Employee.

     (b) In addition to its right to terminate this Employment Agreement for cause pursuant to Section 6(a), the Company may terminate this Employment Agreement without cause at any time upon not less than 30 days' prior written notice. Following such termination without cause, the Company shall continue to pay to Employee, as a severance payment, an aggregate amount equal to one years' Base Salary as set forth in
          Section 5(a) hereof, payable on the terms set forth therein, together with any bonus to which Employee may be entitled pursuant to section 5(b) hereof. In addition, the Company shall pay Employee a lump sum cash amount equal to the accrued amounts of Employee's vacation, and Employee shall continue to receive all medical or other benefits received or receivable by the employee as of the date of termination, for a period of six months after such termination. The Parties acknowledge that the Company may satisfy its severance obligations set forth in this Section 6(b) by the single payment upon such termination of a mutually agreeable discounted amount. In addition, the Company agrees to satisfy any liability and/or extinguish any personal guarantee incurred by such Employee concerning wholesale floor planning.

     (c) Upon any termination of Employee's employment hereunder, whether pursuant to Section 3 or this Section 6 or otherwise, all payments to Employee or for Employee's benefit under this Agreement shall cease, except for all fixed salary and other vested benefits which have accrued through the date of such termination and not theretofore been paid and except for the severance payments provided for in Section 6(b) hereof, which shall continue to be paid to Employee (or Employee's executor or legal representative in the event of Employee's death) as set forth in such Section.

     7. Confidentiality. Employee recognizes that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of

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          which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee covenants and agrees with the Company that he will not, either during the term of his employment hereunder and for a period of one year after the expiration or termination of this Agreement, disclose, furnish or make accessible to any person, firm or corporation (except (i) in the ordinary course of business in performance of Employee's obligations to the Company thereunder or
          (ii) when required to do so by a court of competent jurisdiction, by any governmental, administrative or legislative agency having supervisory authority over the business of the Company or (iii) with the prior written consent of the Company pursuant to authority granted by a resolution of the Board of Directors) any confidential information that Employee has learned or may learn by reason of his association with the Company. As used hereunder, the term
          "confidential information" shall include, without limitation, information not previously disclosed to the public or to the trade by the Company with respect to the business or affairs of the Company, including without limitation, information relating to business opportunities; customer lists, price lists, trade secrets, systems, techniques, procedures, methods, inventions, facilities, financial information, business plan or prospects.

     8. Non-Competition. If Employee's employment hereunder is terminated for any reason, the Employee agrees that, without the prior written consent of the Company, for a period of one year after such termination, (a) he shall not, directly or indirectly, either as principal, manger, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is directly in competition with the business of company and (b) he shall not, on his own behalf or on behalf of any person, firm or company, indirectly or indirectly, (i) persuade any entity with which the company has a contractual relationship on the date of such termination or during the six-month period prior to the termination to cease retaining or refrain from obtaining the Company to perform services for or on behalf of such entity or to reduce the extent to which such services are performed by the company for or on behalf of such entities or to retain the Employee or entity with which the Employee is in any way affiliated to perform such services for or on behalf of such entity or its customers; or (ii) solicit or offer employment to any person who has been employed by the company at any time during the 12 months immediately preceding such termination to leave the employ of the Company and become employed by the Employee or any entity with which the Employee is in any way affiliated.

     9.   Miscellaneous.

     (a) This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Employee may not assign or delegate Employee's obligations, responsibilities and duties hereunder.

     (b) All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate Party by hand delivery, by certified mail, return receipt requested, postage prepaid or by telegram, telex or other electronic means and shall be addressed to the Company at the Company's address shown on the first page hereof or to Employee at Employee's address designated on the signature page hereof. A Party may designate by written notice given to the other Party a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 9(b) shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery) or the answer back or call back (if transmitted by telegram, telex or other electronic means) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

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     (c)  This Agreement constitutes the entire contract between the Parties, and cancels and supersedes all existing contracts between them, whether oral or written, with respect to the subject matter hereof. No change, modification or amendment of this Agreement shall be effective unless set forth in a writing signed by each of the Parties.

     (d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws, rules or principles.

     (e) Any controversy or claim arising out of or relating to this Agreement shall be finally settled by arbitration held in Augusta, Georgia in accordance with the rules then obtaining of the American Arbitration Association or other arbitration/mediation service agreed to by the Parties in writing. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance or an order of enforcement of the award, as the case may be, and each Party agrees that any such award may be supported by a decree of specific performance or other appropriate injunctive relief.

     (f) No delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to a Party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such Party of any other rights or the seeking of any other rights or remedies against the other Party.

     (g) If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in Party, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

          IN WITNESS WHEREOF, the Parties have duly executed and delivered or cause to be duly executed and delivered this Agreement as of the day and year first above written.

                                          MAYFAIR HOMES CORPORATION

                                          By: /s/  Robert S. Wilson
                                              ---------------------------------

                                          Title:  Chairman
                                                 -------------------------------


                                          EMPLOYEE:


                                          /S/  E. SAMUEL EVANS
                                          --------------------------------------
                                          E. Samuel Evans

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

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